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                                                                    EXHIBIT 4.5


                                FOURTH AMENDMENT
                                       TO
              FIRST AMENDED, RESTATED, AND COMBINED LOAN AGREEMENT
                     BY AND BETWEEN CARRIZO OIL & GAS, INC.
                                AND COMPASS BANK



         This Fourth Amendment to the Loan Agreement (this "Fourth Amendment") by and between CARRIZO OIL & GAS, INC., a Texas corporation (the "Borrower"), and COMPASS BANK, a Texas chartered bank (the "Bank"), is entered into on this 24th day of September 1998, and shall be effective as of that date for all purposes.

                              W I T N E S S E T H:

         Borrower and Bank entered into a First Amended, Restated, and Amended Loan Agreement dated August 28, 1997, as amended by the First Amendment thereto dated December 23, 1997, the Second Amendment thereto dated December 30, 1997 and the Third Amendment thereto dated July 30, 1998 (collectively, the "Loan Agreement"). Capitalized terms used, but not defined herein, shall have the meanings prescribed therefor in the Loan Agreement.

         Borrower has requested that Bank provide a term loan to Borrower in the amount of $7,000,000.00, and Bank has agreed to do so according to the terms set forth herein, which shall be incorporated into the Loan Agreement.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Borrower and Bank, and each intending to be legally bound hereby, the parties agree as follows:

         I.       Specific Amendments to Loan Agreement.

         Article I of the Loan Agreement is hereby amended by revising the following defined terms in their entirety to read as follows:

                  "Floating Rate" means: (a) with respect to the Revolving Loan evidenced by the Note, the Index Rate in effect from time, and (b) with respect to the Second Term Loan evidenced by the Second Term Note, the Index Rate in effect from time to time plus two percent (2.00%).

                  "Notes" means, collectively, the Note, Term Note, and the Second Term Note and any extension, renewal, rearrangement of, or substitute for either of such Notes. All references to the defined term, "Note," throughout this Agreement, as it existed prior to the Second Amendment, shall be construed to refer to all three of the Notes, with the exception of the references to the term, "Note," in the definitions of Floating Rate, Loan Excess, and



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         Note, and in Sections 2.01 through 2.03, 2.08, 2.09, 3.01, 3.04 and
         Exhibit "B" of the Loan Agreement, all of which shall remain singular and shall be construed to refer to the Note evidencing the Revolving Loan.

         Article I of the Loan Agreement is hereby amended by adding the following definitions thereto:

                  "Borrower?s Additional Stock" has the meaning set forth in
         Section 2.25.

                  "Convertible Subordinated Debt? has the meaning set forth in
         Section 2.25.

                  "Fourth Amendment" means the Fourth Amendment to this Agreement executed by Borrower and Bank on September 24, 1998.

                  "Second Term Loan" means that certain $7,000,000.00 term loan made or to be made by Bank to Borrower pursuant to Section 2.22 hereof.

                  "Second Term Loan Maturity Date" means the earlier of: (1) the date of closing of the issuance of Borrower's Additional Stock; (2) the date of closing of the issuance of the Convertible Subordinate Debt;
         (3) the date of repayment of the Revolving Loan; and (4) September 29, 1999.

                  "Second Term Note" means the promissory note in the original face amount of $7,000,000.00 dated of even date herewith, made by Borrower payable to the order of Bank, in substantially the form attached to the Fourth Amendment as Exhibit "A," together with all deferrals, renewals, extensions, amendments, modifications or rearrangements thereof, which promissory note shall evidence the advances to Borrower by Bank pursuant to Section 2.22 hereof.

         Article II of the Loan Agreement is hereby amended by adding the following sections thereto:

                  2.22 Second Term Loan. Subject to the terms and conditions and relying on the representations and warranties contained in this Agreement, Bank agrees to advance a minimum of $3,500,000 of the Second Term Loan at the closing of the Fourth Amendment. Upon written request from Borrower and provided that no Event of Default or Unmatured Event of Default has occurred and is continuing and provided further that no Event of Default or Unmatured Event of Default would result from such advance, Bank agrees to advance the remaining balance of the Term Loan to Borrower in a single advance prior to December 31, 1998.

                  2.23 Second Term Note. The obligation of Borrower to repay the Second Term Loan shall be evidenced by the Second Term Note.



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                  2.24 Repayment of Second Term Loan. Interest on the Second
         Term Note, calculated as aforesaid in Section 2.04, shall be repaid by Borrower in monthly installments on the first day of each month following the advance from Bank to Borrower pursuant to Section 2.22, through and including the Second Term Loan Maturity Date, when the entire unpaid balance of the Second Term Note, inclusive of principal and interest, shall be paid in full.

                  2.25 Voluntary Prepayment of the Second Term Note. Borrower shall have the right and option to prepay, at any time subject to the contemporaneous payment of the prepayment fee prescribed below, the entire balance outstanding on the Second Term Note, together with all accrued, unpaid interest. No partial prepayments shall be permitted. If Borrower prepays the indebtedness evidenced by the Second Term Note prior to the Second Term Loan Maturity Date from a source other than proceeds raised by Borrower from its issuance of convertible subordinated debt (the "Convertible Subordinated Debt") or additional equity of Borrower ("Borrower's Additional Stock") or from proceeds drawn under the Revolving Loan, then as consideration for and as a condition to such prepayment privilege, Borrower shall simultaneously pay Bank a fee in the amount of $70,000.00.

         Article III of the Loan Agreement is hereby amended by adding the following Section 3.18.

                  3.18 Conditions Precedent in Connection With the Fourth Amendment. The obligation of Bank to make the Second Term Loan referred to in Section 2.22 of this Agreement is subject to satisfaction of the following conditions precedent:

                  (a) Receipt of Second Term Note, Fourth Amendment and Certificate of Compliance. Bank shall have received the Second Term Note, multiple counterparts of the Fourth Amendment, as requested by Bank, and the Certificate of Compliance duly executed by an authorized officer for Borrower.

                  (b) Receipt of Certified Copy of Corporate Proceedings and Certificate of Incumbency. Bank shall have received from Borrower copies of the resolutions of its board of directors authorizing the transactions set forth in the Fourth Amendment and the execution of the Fourth Amendment and the Second Term Note, such copy or copies to be certified by the secretary or an assistant secretary as being true and correct and in full force and effect as of the date of such certificate. In addition, Bank shall have received from Borrower a certificate of incumbency signed by the secretary or an assistant secretary setting forth (a) the names of the officers executing the Fourth Amendment and the Second Term Note, (b) the office(s) to which such Persons have been elected and in which they presently serve and
         (c) an original specimen signature of each such person.

                  (c) Accuracy of Representations and Warranties and No Event of Default. The representations and warranties contained in Article IV of the Loan Agreement shall be true and correct in all material respects on the date of the making of such Second Term Loan with the same effect as though such representations and warranties had been made on such date;



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         and no Event of Default shall have occurred and be continuing or will have occurred at the completion of the making of such Loan.

                  (d) Legal Matters Satisfactory to Special Counsel to Bank. All legal matters incident to the consummation of the transactions contemplated by the Fourth Amendment shall be satisfactory to the firm of Porter & Hedges, L.L.P., special counsel for Bank.

                  (e) No Material Adverse Change. No material adverse change shall have occurred since the date of this Agreement in the condition, financial or otherwise, of Borrower.

                  (f) Facility Fee. Bank shall have received the Facility Fee in the amount of $100,000.00 prior to or at closing of the Fourth Amendment.

         II. Reaffirmation of Representations and Warranties. To induce Bank to enter into this Fourth Amendment, Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Loan Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

                  A. The execution and delivery of this Fourth Amendment and the performance by Borrower of its obligations under this Fourth Amendment are within Borrower's power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of Borrower or of any agreement binding upon Borrower.

                  B. The Loan Agreement as amended by this Fourth Amendment, represents the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

                  C. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date hereof.

         III Defined Terms. Except as amended hereby, terms used herein that are defined in the Loan Agreement shall have the same meanings herein.

         IV Reaffirmation of Loan Agreement. This Fourth Amendment shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as further amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Loan Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Loan Agreement as amended hereby.



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         V Entire Agreement. The Loan Agreement, as hereby further amended, embodies the entire agreement between Borrower and Bank and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Loan Agreement as hereby further amended and the other documents previously executed or executed of even date herewith.

         VI Governing Law. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Fourth Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between Borrower and Bank, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Fourth Amendment or any other Loan Document; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

         VII Severability. Whenever possible each provision of this Fourth Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Fourth Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Fourth Amendment.

         VIII Execution in Counterparts. Each party hereto acknowledges that this Agreement may be executed in several counterparts by each party at different times and in different locations; that each separate counterpart bearing the signature of any party may be effectively delivered to the other parties by the delivery of an electronic facsimile sent via telecopier; that each party so delivering any such counterpart shall be bound by its facsimile signature thereon; and that the signature pages from counterparts signed by each party may be collated into one or more copies of this agreement, which shall constitute one and the same agreement among all parties hereto.

         IX Section Captions. Section captions used in this Fourth Amendment are for convenience of reference only, and shall not affect the construction of this Fourth Amendment.

         X Successors and Assigns. This Fourth Amendment shall be binding upon Borrower and Bank and their respective successors and assigns, and shall inure to the benefit of Borrower and Bank, and the respective successors and assigns of Bank.

         XI Non-Application of Chapter 346 of Texas Finance Codes. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Loan Agreement as hereby further amended or any other Loan Documents or the transactions contemplated hereby.

         XII Notice. THIS FOURTH AMENDMENT TOGETHER WITH THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL



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AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



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         IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Amendment to be duly executed as of the day and year first above written.


BANK                                         BORROWER

COMPASS BANK                                   CARRIZO OIL & GAS, INC.


By:___________________________              By:_____________________________
         Kathleen J. Bowen                         Frank A. Wojtek
         Vice President                            Vice President


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                                   EXHIBIT "A"

                                      NOTE

$7,000,000.00                   Houston, Texas              September 24, 1998

         On the dates hereinafter prescribed, for value received, CARRIZO OIL & GAS, INC., a Texas corporation (the "Borrower"), having an address at 14811 St. Mary's Lane, Suite 148, Houston, Texas 77079, promises to pay to the order of COMPASS BANK (herein called "Bank"), at its principal offices at 24 Greenway Plaza, Fourteenth Floor, Houston, Harris County, Texas 77046, (i) the principal amount of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00), and (ii) interest on the principal balance remaining unpaid from the date of the advance until maturity at a rate of interest equal to lesser of (a) the "Floating Rate" (as hereinafter defined), calculated on the basis of a year of 365 or 366 days, as the case may be, and for the actual number of days elapsed (including the first day but excluding the last day), or (b) the ?Maximum Rate? (as hereinafter defined). Any increase or decrease in interest rate resulting from a change in the Maximum Rate shall be effective immediately when such change becomes effective, without notice to Borrower, unless Applicable Law (as defined below) requires that such increase or decrease not be effective until a later time, in which event such increase or decrease shall be effective at the earliest time permitted under the provisions of such law.

         Notwithstanding the foregoing, if during any period the Floating Rate exceeds the Maximum Rate, the rate of interest in effect on this Note shall be limited to the Maximum Rate during each such period, but at all times thereafter the rate of interest in effect on this Note shall be the Maximum Rate until the total amount of interest accrued on this Note equals the total amount of interest which would have accrued hereon if the Floating Rate had at all times been in effect.

         All payments on this Note shall be applied first to accrued interest and the balance, if any, to principal.

         "Floating Rate" means a per annum interest rate equal to the Index Rate (as defined below) in effect from time to time plus two percent (2.0%), provided that at such time no Event of Default or Unmatured Event of Default (as defined in the First Amended, Restated, and Amended Loan Agreement dated August 28, 1997, as amended by the First Amendment thereto dated December 23, 1997, the Second Amendment thereto dated December 30, 1997, the Third Amendment dated July 30, 1998 and the Fourth Amendment dated of even date herewith, between Borrower and Bank (the "Loan Agreement")) has occurred and is continuing; then thereafter, "Floating Rate" shall mean a per annum interest rate equal to the Index Rate in effect from time to time plus five percent (5%).

         "Index Rate" means at any time, the prime rate established in The Wall Street Journal's "Money Rates" or similar table. If multiple prime rates are quoted in the table, then the highest prime rate will be the Index Rate. In the event that the prime rate is no longer published by The Wall



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Street Journal in the "Money Rates" or similar table, then Bank may select an alternative published index based upon comparable information as a substitute Index Rate. Upon the selection of a substitute Index Rate, the applicable interest rate shall thereafter vary in relation to the substitute index. Such substitute index shall be the same index that is generally used as a substitute by Bank on all Index Rate loans. The Index Rate is eight and one-half percent (8.50%) as of the date of this Agreement.

         "Maximum Rate" means the Maximum Rate of non-usurious interest permitted from day to day by Applicable Law.

         "Applicable Law" means that law in effect from time to time and applicable to this Term Note which lawfully permits the charging and collection of the highest permissible lawful, non-usurious rate of interest on this Term Note. To the extent federal law permits Lender to contract for, charge or receive a greater amount of interest, Lender will rely on federal law instead of the Texas Finance Code, as supplemented by Texas Credit Title, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law, by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         "Business Day" shall mean any day on which banks are open for general banking business in the State of Texas, other than a Saturday, a Sunday, a legal holiday or any other day on which banks in the State of Texas are required or authorized by law or executive order to close.

         The principal sum and any accrued but unpaid interest of this Note shall be due and payable on or before the earlier of: (1) the date of closing of the issuance of Borrower's Additional Stock, as defined in the Loan Agreement;
(2) the date of closing of the issuance of the Convertible Subordinate Debt, as defined in the Loan Agreement; (3) the date of repayment of the Revolving Loan; and (4) September 29, 1999; interest to accrue upon the principal sum from time to time owing and unpaid hereunder shall be due and payable in monthly installments, as it accrues, with the first such monthly installment of interest hereon being due and payable on the first day of November 1998, and with such subsequent installments of interest being due and payable on the first day of each succeeding month thereafter; provided, however, the final installment of interest hereunder shall be due and payable not later than the maturity of the principal sum hereof, howsoever such maturity may be brought about.



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         When the first (1st) day of a calendar month falls upon a Saturday,
Sunday or legal holiday, the payment of interest and principal, if any, due upon such date shall be due and payable upon the next succeeding Business Day.

         In no event shall the aggregate of the interest on this Note, plus any other amounts paid in connection with the loan evidenced by this Note which would under Applicable Law be deemed "interest," ever exceed the maximum amount of interest which, under Applicable Law, could be lawfully charged on this Note. Bank and Borrower specifically intend and agree to limit contractually the interest payable on this Note to not more than an amount determined at the Maximum Rate. Therefore, none of the terms of this Note or any other instruments pertaining to or securing this Note shall ever be construed to create a contract to pay interest at a rate in excess of the Maximum Rate, and neither Borrower nor any other party liable herefor shall ever be liable for interest in excess of that determined at the Maximum Rate, and the provisions of this paragraph shall control over all provisions of this Note or of any other instruments pertaining to or securing this Note. If any amount of interest taken or received by Bank shall be in excess of the maximum amount of interest which, under Applicable Law, could lawfully have been collected on this Note, then the excess shall be deemed to have been the result of a mathematical error by the parties hereto and shall be refunded promptly to Borrower. All amounts paid or agreed to be paid in connection with the indebtedness evidenced by this Note which would under Applicable Law be deemed "Interest" shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of this Note.

         This Note is secured by all security agreements, collateral assignments, mortgages and lien instruments executed by Borrower (or by any other party) in favor of Bank, including those executed simultaneously herewith, those executed heretofore and those hereafter executed, and including specifically and without limitation the "Security Instruments" described and defined in the Loan Agreement.

         This Note is the Second Term Note issued pursuant to the Fourth Amendment to the Loan Agreement. Reference is hereby made to the Loan Agreement for a statement of the rights and obligations of the holder of this Note and the duties and obligations of Borrower in relation thereto; but neither this reference to the Loan Agreement nor any provisions thereof shall affect or impair the absolute and unconditional obligation of Borrower to pay any outstanding and unpaid principal of and interest on this Note when due, in accordance with the terms of the Loan Agreement.

         In the event of default in the payment when due of any of the principal of or any interest on this Note, or in the event of default under the terms of the Loan Agreement or any of the Security Instruments, or if any event occurs or condition exists which authorizes the acceleration of the maturity of this Note under any agreement made by Borrower, Bank (or other holder of this Note) may, at its option, without presentment or demand or any notice to Borrower or any other person liable herefor, declare the unpaid principal balance of and accrued interest on this Note to be immediately due and payable.



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         If this Note is collected by suit or through the Probate or Bankruptcy
Court, or any judicial proceeding, or if this Note is not paid at maturity, however such maturity may be brought about, and is placed in the hands of an attorney for collection, then Borrower agrees to pay reasonable attorneys' fees, not to exceed 10% of the full amount of principal and interest owing hereon at the time this Note is placed in the hands of an attorney.

         Borrower and all sureties, endorsers and guarantors of this Note waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity, and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and agree to any substitution, exchange or release of any such security or the release of any party primarily or secondarily liable hereon and further agrees that it will not be necessary for Bank, in order to enforce payment of this Note by them, to first institute suit or exhaust its remedies against any Borrower or others liable herefor, or to enforce its rights against any security herefor, and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect hereto, without notice thereof to any of them. Bank may transfer this Note, and the rights and privileges of Bank under this Note shall inure to the benefit of Bank's representatives, successors or assigns.

                  Executed this 24th day of September 1998.

                                          CARRIZO OIL & GAS, INC.


                                          By:
                                              ----------------------------
                                              Frank A. Wojtek
                                              Vice President



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                             COMPLIANCE CERTIFICATE


         I, Frank A. Wojtek, Vice President of CARRIZO OIL & GAS, INC. (the "Company"), pursuant to Section 3.18 of the First Amended, Restated, and Combined Loan Agreement dated as of August 28, 1997, as amended, by and among COMPASS BANK ("Bank") and the Company (the "Agreement") do hereby certify, as of the date hereof, that to my knowledge:

         1. No Event of Default (as defined in the Agreement) has occurred and is continuing, and no Unmatured Event of Default (as defined in the Agreement) has occurred and is continuing;

         2. No material adverse change has occurred in the business prospects, financial condition, or the results of operations of the Company since the date of the previous Financial Statements (as defined in the Agreement) provided to Bank;

         3. Each of the representations and warranties of the Company contained in Article IV of the Agreement is true and correct in all respects.

                  This certificate is executed this 24th day of September 1998.



                                   --------------------------
                                        Frank A. Wojtek